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                            ARTICLES OF INCORPORATION

                                       OF

                     COHEN & STEERS GLOBAL REALTY FUND, INC.


     FIRST:    (1) The name of the incorporator is Lawrence B. Stoller.

               (2) The incorporator's post office address is 757 Third Avenue, New York, New York 10017.

               (3) The incorporator is over eighteen years of age.

               (4) The incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

     SECOND:    The name of the corporation (hereinafter called the
     "Corporation") is Cohen & Steers Global Realty Fund, Inc.

     THIRD:    (1) The purpose for which the Corporation is formed is to
     conduct, operate and carry on the business of an investment company registered under the Investment Company Act of 1940, as amended (the "Act").

               (2) The Corporation may engage in any other business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law.

     FOURTH:    The post office address of the principal office of the
     Corporation within the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202 in care of The Corporation Trust Incorporated; and the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a Maryland Corporation, 300 East Lombard Street, Baltimore, Maryland 21202.

     FIFTH:    (1) The total number of shares of stock of all classes which the
     Corporation shall have authority to issue is two hundred million (200,000,000), all of which shall be Common Stock, of which fifty million (50,000,000) shares shall be further classified as Class A Common Stock, fifty million (50,000,000) shares shall be further classified as Class B Common Stock, fifty million (50,000,000) shares shall be further classified as Class C Common Stock and fifty million (50,000,000) shares shall be further classified as Class I Common Stock, having a par value of one-tenth of one cent ($.001) per share and with an aggregate par value of two hundred thousand dollars ($200,000). Such shares and the holders thereof shall be subject to the following provisions:







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               (a) Each holder of Common Stock may require the Corporation to redeem all or any part of the Common Stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of Common Stock next determined after receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any. The redemption proceeds may be reduced by the amount of any deferred sales charge, redemption fee or other charge imposed by the Board of Directors in accordance with law. The Board of Directors may establish procedures for redemption of Common Stock. The right of a holder of Common Stock redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to receive the redemption price and any dividend or distribution to which that holder had become entitled as the record stockholder on the record date for that dividend, and the right to vote the shares to the extent permitted by Maryland law.

               (b) (i) The term "Minimum Amount" when used herein shall mean ten thousand dollars ($10,000) unless otherwise fixed by the Board of Directors from time to time. The Board of Directors may establish differing Minimum Amounts for categories of holders of Common Stock based on the class of Common Stock or such other criteria as the Board of Directors may deem appropriate.

               (ii) If the net asset value of the shares of any class of Common Stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph
          (iii) of this subsection (b), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

               (iii) The notice referred to in paragraph (ii) of this subsection
          (b) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (b) shall be an amount equal to the net asset value of the shares as determined pursuant to procedures established by the Board of Directors in accordance with law.

               (c) The Corporation shall also, to the extent permitted by applicable law, have the right, at its option, at any time to redeem shares owned by any holder of any class of Common Stock of the Corporation if the Board of Directors has determined that it is in the best interests of the Corporation to

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     redeem the shares. Without limiting the aforesaid authority of the Board of
     Directors, any such determination may be made in connection with (i) collection of any fees payable by stockholders holding less than the Minimum Amount, as defined above, of any class of Common Stock of the Corporation, (ii) discontinuance of issuance of shares of a particular class or classes of Common Stock, (iii) combination of the assets attributable to shares of a particular class or classes of Common Stock with those attributable to another class or classes of Common Stock, (iv) sale of all or substantially all of the assets of the Corporation or of the assets attributable to a particular class or classes of Common Stock of the Corporation to another registered investment company in exchange for securities issued by the other registered investment company, and (v) dissolution or liquidation of the Corporation or liquidation of the assets attributable to a particular class or classes of Common Stock (subject, however, in each aforesaid case to any vote of stockholders that may be required by law notwithstanding the foregoing authority granted to the Board of Directors.) Any redemption made at the option of the Corporation pursuant to this Article FIFTH (1)(c) shall be made at the net asset value of the shares of Common Stock being redeemed and shall otherwise be made and be effective upon the terms, at the time, and in accordance with procedures approved by the Board of Directors.

               (d) Payment for shares of Common Stock redeemed by the Corporation shall be made by the Corporation within seven business days of such redemption out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of Common Stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares redeemed may be made in cash or, at the option of the Corporation as determined by the Board of Directors, wholly or partly in portfolio securities of the Corporation or in other classes of Common Stock of the Corporation.

               (e) Shares of Common Stock shall be entitled to dividends or distributions, in cash, in property or in shares of Common Stock of any class (including a class other than the class on which the dividend or distribution is paid), as may be declared from time to time by the Board of Directors, acting in its sole discretion, out of the assets lawfully available therefor. The Board of Directors may provide that dividends shall be payable only with respect to those shares of Common Stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

               (f) The Board of Directors is authorized to classify and reclassify any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock, and otherwise

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     in any manner and to the extent now or hereafter permitted by Maryland
     General Corporation Law.

               (g) The Corporation may issue shares of Common Stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon the liquidation of the Corporation, but excluding any right to receive a stock certificate representing fractional shares.

               (h) The Corporation may exchange, convert, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel shares of any class from time to time (all without the vote or consent of the stockholders to the extent permitted by law).

               (2) No stockholder shall be entitled to any preemptive right other than as the Board of Directors may establish.

               (3) Subject to the provisions of Article FIFTH (1)(f) above, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class of the Corporation's stock shall be as follows and as otherwise set forth in the Charter:

               (a) Assets attributable to each class of the Corporation's stock shall be invested in the same investment portfolio.

               (b) The assets and liabilities and the income and expenses of each class of the Corporation's stock may be determined separately and, accordingly, the net asset values, the dividends and distributions payable to holders, and the amounts distributable in the event of dissolution or liquidation of the Corporation or the liquidation of the assets attributable to any class of the Corporation's stock to holders of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences set forth hereafter or elsewhere in the Charter, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

               (c) The allocation of the assets and liabilities, investment income and losses, capital gains and losses, and expenses of the Corporation among the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class I Common Stock, respectively, shall be determined by the Board of Directors in a manner that is consistent with Rule 18f-3 under the Act, as such rule may be amended or superceded from time to time. The determination of the

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     Board of Directors shall be conclusive as to the allocation of investment income and losses, capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

               (d) Shares of each class of stock shall be entitled to such dividends or distributions of investment income and capital gains, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Dividends or distributions shall be paid on shares of a class of stock only out of the assets attributable to that class or as otherwise permitted by the Charter. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to any class of shares may vary from the dividends and distributions of investment income and capital gains with respect to any other class of shares to reflect differing allocations of expenses of the Corporation among the holders of the various classes of shares and any resultant differences among the net asset values of each class of shares, to such extent and for such purposes as the Board of Directors may deem appropriate.

               (e) The issuance of shares of each class of the Corporation's stock (including fractional shares) shall be subject to such sales charges or other charges payable on such issuance as may be provided under the terms of issuance of such class of shares. The proceeds of the redemption of shares of a class of the Corporation's stock (including fractional shares) shall be reduced by the amount of any contingent deferred sales charges, liquidation charges, or other charges payable on such redemption as may be provided under the terms of issuance of such class of shares.

               (f) Subject to any applicable requirements of the Act, or rules or orders of the Securities and Exchange Commission or any successor thereto, all holders of shares of stock shall vote as a single class except with respect to any matter which only affects one or more classes of stock, in which case only the holders of shares of the class or classes affected shall be entitled to vote. Specifically, and not by way of limitation of the foregoing, the holders of a particular class of the Corporation's stock shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Act (a "Plan") applicable to such class of stock, and (ii) no voting rights with respect to provisions of any Plan applicable to any other class of the Corporation's stock.

               (g) In the event of the liquidation or dissolution of the Corporation or the liquidation of the assets attributable to any class of stock, the holders of a class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets attributable to that class less the liabilities allocated to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and

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     recorded on the books to the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated among the classes in proportion to the net asset values of the respective classes.

               (h) At such times (which may vary between and among the holders of particular classes of stock) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Registration Statement"), shares or certain shares of a particular class of stock may be automatically converted into shares of another class of stock based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors) by the officers of the Corporation and set forth in the Registration Statement.

     SIXTH:     The number of Directors of the Corporation shall initially be two. The number of Directors of the Corporation may be changed pursuant to the By-Laws of the Corporation: The names of the initial Directors, each of whom shall serve until the first annual meeting of stockholders or until his successor is duly chosen and qualified, are Robert H. Steers and Martin Cohen.

     SEVENTH:   The following provisions are inserted for the purpose of
     defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

               (1) In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation:

               (a) is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation;

               (b) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation;

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               (c) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation of any class, and securities convertible into stock of the Corporation of any class, whether now or hereafter authorized for such consideration as the Board may deem advisable;

               (d) may name or designate any class or series of stock and change the name or designation of any class or series of stock pursuant to the provisions of the Maryland General Corporation Law.

               (e) is authorized to adopt procedures for determination of the net asset value of shares of any class of the Corporation's stock; and

               (f) is authorized to declare dividends out of funds legally available therefor on shares of each class of stock of the Corporation payable in such amounts and at such times as it determines, including declaration by means of a formula or similar method and including dividends declared or payable more frequently than meetings of the Board of Directors.

               (2) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

               (3) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast at the meeting shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast separately on the matter shall constitute a quorum with respect to those classes of stock.

               (4) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the

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     charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

     EIGHTH:   (1) To the full extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occur-ing at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

               (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to it officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland General Corporation Law.

               (3) No provision of the Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

               (4) References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

     NINTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

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               IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, has adopted and signed these Articles of Incorporation and does hereby acknowledge that the adoption and signing are his act.




                                                   -----------------------------
                                                   Lawrence B. Stoller
                                                   Incorporator


Dated:  November 22, 2004

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